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                                                                     EXHIBIT 5.1


                            Morrison & Foerster LLP
                                Attorneys At Law
                           19900 MacArthur Boulevard
                         Irvine, California 92715-2445



                                  May 16, 1996


Bank of America National Trust
  and Savings Association
555 South Flower Street
Los Angeles, California 90071

BankAmerica Housing Services
10089 Willow Creek Road
San Diego, California 92131


    Re:  BankAmerica Manufactured Housing Contract Trust
       Pass-Through Certificates (issuable in series)
       Registration Statement on Form S-3


Ladies and Gentlemen:


    We have acted as special counsel to Bank of America National Trust and Savings Association ("Bank of America") and BankAmerica Housing Services, an unincorporated division of Bank of America, FSB ("BankAmerica Housing Services," and collectively with Bank of America, the "Registrants"), in connection with the registration statement (the "Registration Statement") on Form S-3 (No. 333-3200) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement covers BankAmerica Manufactured Housing Contract Trust, Pass-Through Certificates (the "Certificates") to be issued by one or both of the Registrants in one or more series (each, a "Series") of Certificates. Each Series of Certificates will be issued pursuant to a Pooling and Servicing Agreement (a "Pooling and Servicing Agreement") among one or both Registrants, in each case as Seller, BankAmerica Housing Services, as Servicer (the "Servicer"), and a Trustee to be identified in the prospectus supplement for such Series of Certificates (the "Trustee"). A Form of the Pooling and Servicing Agreement is included as an exhibit to the Registration Statement and is incorporated therein by reference. The Certificates are to be sold from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements"). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.



    In connection with this Opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Registrants and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.


    In such examination, we have assumed (i) the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies, and (ii) that the Pooling and Servicing Agreement will be executed and delivered substantially in the form filed as an exhibit to the Registration Statement and that the Certificates will be sold as described therein.

    The  opinions   hereinafter  expressed   are   subject  to   the   following
qualifications and exceptions:

    1. the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; and

    2. limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Pooling and Servicing Agreement; and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing or would be commercially unreasonable, or where their breach is not material.
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Bank of America National Trust
  and Savings Association
BankAmerica Housing Services
May 16, 1996
Page Two


    We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of California and the federal laws of the United States of America.

    Based upon and subject to the foregoing, we are of the opinion that:


    1. When a Pooling and Servicing Agreement for a Series of Certificates has been authorized by all necessary corporate action and has been duly executed and delivered by each Registrant party thereto, the Servicer and the Trustee, it will constitute valid and binding obligations of each Registrant party thereto and the Servicer, enforceable against each of them in accordance with its terms.



    2. When a Pooling and Servicing Agreement for a Series of Certificates has been authorized by all necessary corporate action and has been duly executed and delivered, and the Certificates of such Series have been duly authorized by all necessary corporate action by each Registrant, the Servicer, and the Trustee, and when the Certificates of such Series have been duly executed, authenticated or countersigned, delivered and sold as described in the Registration Statement, the Prospectus and Prospectus Supplement relating thereto, the Certificates of such Series will be legally issued, fully paid and nonassessable, and the holders of the Certificates of such Series will be entitled to the benefits provided by the Pooling and Servicing Agreement pursuant to which the Certificates of such Series were issued.


    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement and in Prospectus Supplements related thereto.

                                          Very truly yours,


                                          /s/ Morrison & Foerster LLP